Exhibit 10.2

Side Letter

LSB Industries, Inc.

February 10, 2026

Mark T. Behrman

3503 NW 63rd Street, Suite 500

Oklahoma City, OK 73116-2238

Re: Amendment to Outstanding Equity Awards – Qualifying Retirement Provisions

Dear Mark:

This Side Letter Agreement (this “Side Letter”) is entered into as of February 10, 2026, by and between LSB Industries, Inc. (the “Company”) and Mark T. Behrman (“you”).

Reference is made to all outstanding equity awards (the "Outstanding Awards") granted to you by the Company pursuant to the LSB Industries, Inc. 2025 Long-Term Incentive Plan (the "Plan") and any applicable predecessor plans, including all outstanding restricted stock units subject to time-based vesting conditions ("TRSUs") and restricted stock units subject to performance-based vesting conditions ("PRSUs") held by you as of the date hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan or the applicable award agreements.

This Side Letter hereby amends, effective as of the date hereof, each of your Outstanding Awards to incorporate the qualifying retirement provisions set forth below, which shall apply notwithstanding any contrary provisions in your existing award agreements. In addition, the Company agrees that, unless you agree in writing otherwise, any future awards that the Company grants to you pursuant to the Plan shall include the same qualifying retirement provisions described in this Side Letter.

Amendment to TRSU Accelerated Vesting Provisions

Each Outstanding Award agreement governing TRSUs is hereby amended to provide that, notwithstanding any other provision therein, upon a Qualifying Retirement (as defined below), all outstanding TRSUs shall accelerate and vest in full. In addition, all Replacement Awards shall vest in full upon your Qualifying Retirement.

Amendment to PRSU Accelerated Vesting Provisions

Each Outstanding Award agreement governing PRSUs is hereby amended to provide that upon a Qualifying Retirement, all outstanding PRSUs, including any PRSUs subject to a Replacement Award, shall accelerate and vest in full at the greater of (i) the target number of PRSUs granted pursuant to the applicable award agreement and (ii) the number of PRSUs earned based on actual performance through the date of such Qualifying Retirement, as determined by the Committee in its sole discretion.

Definition of Qualifying Retirement

For purposes of each of your Outstanding Awards, "Qualifying Retirement" means a Termination of Service due to voluntary retirement, provided that (i) such Termination of Service occurs on or after the date you have reached age 63 and have completed at least five years of service with the Company or the Company Group, (ii) such Termination of Service occurs more than one year after the applicable Date of Grant, and (iii) the Company has not determined in good faith that Cause exists immediately prior to such Termination of Service.

For the avoidance of doubt, each Outstanding Award amended hereby is further amended to incorporate the definitions of “Termination of Service” and “Company Group” as set forth in the Plan, notwithstanding the fact that such Outstanding Award may have been granted under a predecessor plan and without otherwise modifying the terms of such Outstanding Award except as provided herein.

General Provisions

Except as expressly modified by this Side Letter, all other terms and conditions of your Outstanding Awards, including the provisions of the Plan, shall remain in full force and effect. In the event of any conflict between this Side Letter and the terms of your Outstanding Awards or the Plan, this Side Letter shall control with respect to the qualifying retirement provisions set forth herein.

This Side Letter shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

Please acknowledge your agreement to the terms of this Side Letter by signing and returning a copy to the undersigned.

Sincerely,

LSB INDUSTRIES, INC.

By: /s/ Michael J. Foster_______

Name: Michael J. Foster

Title: Executive Vice President

ACKNOWLEDGED AND AGREED:

/s/ Mark T. Behrman___________

Mark T. Behrman

Date: February 10, 2026___________